UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2007

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 3, 2007, we notified the employees of our services business in Germany of a restructuring initiative that we expect will result in the elimination of approximately 25 employment positions. This initiative has arisen from our continuing efforts to reduce costs in a highly competitive marketplace. The elimination of positions will impact only employees of our services business in Germany and will not result in the closure of any facilities. We expect the termination of employment positions to commence June 1, 2007 and we presently expect to complete this restructuring initiative by July 31, 2007.

We presently expect the range of future cash expenditures associated with this restructuring initiative to be $900,000 to $1.2 million. We expect almost all of these expenditures to relate to employee termination costs. We expect there to be no other significant cash costs and no non-cash impairment costs associated with this restructuring initiative.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

May 4, 2007	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President, Chief Financial Officer